UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2012, Oramed Pharmaceuticals Inc. (the “Company) entered into several Securities Purchase Agreements with a number of investors, pursuant to which the Company sold on such date an aggregate of 1,444,373 units at a purchase price of $0.37 per unit for total consideration of $534,418.  Out of said amount, $50,000 was invested by Leonard Sank, a director of the Company.  Each unit consists of one share of common stock and a five-year warrant to purchase 0.50 of a share of common stock at an exercise price of $0.50 per share.  The investors were granted customary registration rights with respect to resales of shares, including the shares underlying the warrants.

On November 5, 2012, the Company entered into a Securities Purchase Agreement with Regals Fund LP ("Regals"), a holder of approximately 11% of the Company’s outstanding common stock (following completion of the aforementioned private placement but not including outstanding warrants), pursuant to which the Company agreed to sell to Regals an aggregate of 405,405 units at a purchase price of $0.37 per unit for aggregate consideration of approximately $150,000. Each unit consists of one share of common stock and a five-year warrant to purchase 0.50 of a share of common stock at an exercise price of $0.50 per share. Regals was granted customary registration rights with respect to resales of shares, including the shares underlying the warrants.  In addition, Regals was granted the right to maintain its percentage of the shares of the Company’s common stock outstanding by purchasing more shares whenever the Company proposes to issue certain additional shares to other investors.  Such right only exists so long as Regals holds at least 5% of the Company's outstanding common stock.  In addition, Regal's warrants also contain certain anti-dilution and cashless exercise provisions.

In addition, as a result of the recent private placements, and pursuant to the adjustment terms of the warrant held by Regals which it acquired in the private placement disclosed in the Company’s Form 10-Q for the quarterly period ended February 28, 2011 filed by the Company on April 12, 2011, such prior warrant held by Regals was amended (the “Amended Warrant”) to: (i) reduce the exercise price from $0.50 to $0.37, (ii) increase the number of shares issuable upon the exercise of the warrant from 2,187,500 to 2,956,081, and (iii) delete the limitation which restricted Regal's ability from receiving more than 9.9% of the Company's outstanding shares.  Regals is also entitled to the following additional amendment of such warrant as a result of the Company’s recent transaction with D.N.A Biomedical Solutions Ltd., as previously reported in Item 1.01 of the Current Report on Form 8-K filed by the Company on November 5, 2012 (the “November 5 8-K”): (i) to reduce the exercise price from $0.37 to $0.3138 and (ii) to increase the number of shares issuable upon the exercise of the warrant from 2,956,081 to 3,485,500.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 3.02 of the Current Report on Form 8-K filed by the Company on September 27, 2012, which is incorporated herein by reference (the “September 27 8-K”).  Since the issuances of securities reported in Item 3.02 of the September 27 8-K, on November 2, 2012 the Company sold 1,444,373 additional units for aggregate additional consideration of $534,418.  The Company plans to issue 13,514 shares of common stock and a five-year warrant to purchase 6,757 shares of common stock at an exercise price of $0.50 per share as finder's fees in connection with the private placement reported in this Current Report on Form 8-K.

On November 5, 2012, the Company consummated the issuance of 405,405 of the units described in Item 1.01 above, which description is incorporated herein by reference, for aggregate consideration of approximately $150,000.  See also the discussion of the Amended Warrant in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

In addition, as previously reported in the November 5 8-K, which is incorporated herein by reference, the Company issued to D.N.A Biomedical Solutions Ltd. 2,390,057 shares of the Company's common stock on October 30, 2012.

These aforementioned sales of the securities discussed in this Item 3.02 were not registered under the Securities Act of 1933, as amended (the "Securities Act"), because they either constituted an "offshore transaction" under Regulation S thereunder or a private placement to “accredited investors” as defined in Rule 501(a) of Regulation D and exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

Dated: November 8, 2012	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and a Director